EXHIBIT 23.2


                              CONSENT OF ATTORNEYS

         The Law Firm of Greg Gerganoff, Attorney at Law hereby consents to the filing of the Opinion dated April 17, 2001 issued to the registrant as an exhibit to the Registration Statement on Form S-8.

         GREGORY Z. GERGANOFF

      By: /s/ Gregory Z. Gerganoff
          -------------------------------------
          Gregory Z. Gerganoff, Attorney At Law